Capital Bancorp, Inc. Reports Fourth Quarter 2023 Net Income of $9.0 million, or $0.65 per share
•Diluted EPS of $0.65, ROAA of 1.63%, and ROAE of 14.44% for 4Q 2023
•Tangible Book Value Per Share(1) of $18.31 for 4Q 2023 up 15.6% from 4Q 2022
•Loan Growth of $40.7 million, or 8.7% annualized for 4Q 2023
•Cash dividend of $0.08 per share declared
Rockville, Maryland, January 22, 2024 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported net income of $9.0 million, or $0.65 per diluted share, for the fourth quarter 2023, compared to net income of $9.8 million, or $0.70 per diluted share, for the third quarter 2023 and $9.0 million, or $0.62 per diluted share, for the fourth quarter 2022.

The Company also declared a cash dividend on its common stock of $0.08 per share. The dividend is payable on February 21, 2024 to shareholders of record on February 5, 2024.

“Over the past two years, our strategy, which emphasizes both growth and profitability, has led to a 29% increase in book value," said Ed Barry, Chief Executive Officer of the Company and the Bank. “Despite persistent market volatility, we continue to identify opportunities to generate attractive loans and core deposits and expand our talented team. We are investing in our people and technology to build on our momentum, diversify our business, and achieve profitable expansion.”

“While acknowledging that net income year-over-year did not advance, there are many performance indicators that are cause for optimism about the Bank’s future” said Steven J. Schwartz, Chairman of the Company. "Substantial stability of core net interest margin and core deposits year-over-year positions the Bank for continued outperformance of peers, as does our ongoing commitment to maintain a strong credit culture and eschew the assumption of undue interest rate risk. Moreover, our investment in best-in-class C-suite executives should give us competitive advantages as we seek to meaningfully grow both sides of our balance sheet. Also encouraging is the promise that our ongoing investments in technology applications will enable improvements to our already strong customer-facing and back office functions.”

(1) Reconciliations of the non–U.S. generally accepted accounting principles ("GAAP") measures are set forth in the Appendix at the end of this press release.

Fourth Quarter 2023 Highlights
Capital Bancorp, Inc.
Earnings Summary - Net income of $9.0 million, or $0.65 per diluted share, decreased $0.8 million compared to $9.8 million, or $0.70 per diluted share, for the third quarter 2023.
•Net interest income of $34.9 million decreased $1.9 million compared to $36.8 million for the third quarter 2023. Interest income of $47.0 million decreased $0.8 million compared to $47.7 million for the third quarter 2023 as interest income from credit card loans decreased $1.1 million. Interest expense of $12.1 million increased $1.2 million compared to $10.9 million for the third quarter 2023 reflecting the rising cost of interest-bearing deposits.
•The provision for credit losses was $2.8 million, an increase of $0.5 million from the third quarter 2023. The provision for credit losses includes net charge-offs of $2.5 million in the fourth quarter 2023 including $1.9 million from credit card related loans and $0.6 million from commercial loans. Commercial loan net charge-offs include a charge-off of $0.7 million in the fourth quarter 2023 of which $0.4 million was specifically reserved in the third quarter 2023 on a single multi-unit residential real estate loan secured by four properties with a balance of $7.6 million at December 31, 2023. This loan was classified as nonperforming in the first quarter of 2023. As of January 22, 2024, sales of three of the properties totaling $7.1 million are currently pending. The third quarter 2023 provision for credit losses included net charge-offs of $1.8 million primarily related to credit card loans.
•Noninterest income of $5.9 million decreased $0.4 million compared to $6.3 million for the third quarter 2023. Credit card fees decreased $0.4 million primarily due to lower interchange and other fee income.
•Noninterest expense of $26.9 million decreased $1.1 million compared to $28.0 million for the third quarter 2023. Within this category, significant variances included the following:
◦Salaries and employee benefits of $11.6 million decreased $0.8 million primarily due to adjustments to annual incentive based compensation.
◦Professional fees of $1.6 million decreased $0.4 million related to decreases in third party consulting fees.
◦Data processing expense of $6.1 million decreased $0.3 million primarily from processor rebates.
◦Loan processing expense of $0.2 million decreased $0.2 million.
◦Other operating expenses of $4.0 million increased $0.6 million related to operational losses.
•Income tax expense of $2.2 million, or 19.5% of pre-tax income for the fourth quarter 2023 decreased $0.8 million from $3.0 million, or 23.4% of pre-tax income for the third quarter 2023, reflecting a decrease in pre-tax income of $1.6 million. The lower effective tax rate for the fourth quarter 2023 when compared to the third quarter 2023 is primarily driven by the tax benefit recognized on the exercise of non-qualified stock options during the fourth quarter. The stock option exercises also contributed to the reduction in the total year effective tax rate.
Performance and Efficiency Ratios – Annualized return on average assets ("ROAA") and annualized return on average equity ("ROAE") were 1.63% and 14.44%, respectively, for the three months ended December 31, 2023, compared to 1.75% and 16.00%, respectively, for the three months ended September 30, 2023.
•The efficiency ratio was 65.91% for the three months ended December 31, 2023, compared to 65.02% for the three months ended September 30, 2023.

Balance Sheet – Total assets of $2.2 billion at December 31, 2023 decreased $47.8 million, or 2.1%, from September 30, 2023.
•Cash and cash equivalents of $54.0 million at December 31, 2023 decreased $92.2 million, or 63.1% from September 30, 2023, as total deposits decreased $72.0 million and total portfolio loans increased $40.4 million partially offset by an increase in other borrowed funds of $15.0 million.
•Net portfolio loans of $1.9 billion increased $40.7 million, representing 8.7% annualized growth.
•Total deposits of $1.9 billion at December 31, 2023 decreased $72.0 million, or 3.7%, from September 30, 2023, while total average deposits decreased $33.4 million quarter over quarter. The reduction in deposits is traditionally seasonal in nature, with title companies typically experiencing slower mortgage activity in the fourth quarter and some other commercial operating businesses typically drawing down demand deposits in the fourth quarter. Average portfolio loans-to-deposit ratio of 98.8% for the three months ended December 31, 2023 increased from 96.3% for the three months ended September 30, 2023.
•The investment securities portfolio continues to be classified as available for sale and had a fair market value of $208.3 million, or 9.4% of total assets, at December 31, 2023 up slightly from $206.1 million at September 30, 2023. The amortized cost of the investment securities portfolio was $225.7 million, with an effective duration of 3.22 years. U.S. Treasury securities represented 71.5% of the overall investment portfolio at December 31, 2023. The accumulated other comprehensive loss ("AOCI Loss") on the investment securities portfolio decreased $4.7 million during the quarter to $13.1 million as of December 31, 2023, which represents 5.1% of total stockholders' equity. The Company does not have a held to maturity ("HTM") investment securities portfolio.
Net Interest Margin - Net interest margin decreased to 6.40% for the three months ended December 31, 2023, compared to 6.71% for the three months ended September 30, 2023. Adjusted net interest margin (excluding credit card and SBA-PPP loans), a non-GAAP measure, decreased to 3.92%, compared to 4.05% for the three months ended September 30, 2023.
•The average yield on interest earning assets decreased 8 basis points compared to the third quarter 2023. The decrease in average yield was due to a 13 basis point decline in the yield for portfolio loans to 9.59% as interest income from credit card loans of $14.7 million in the fourth quarter 2023 declined $1.1 million from $15.8 million in the third quarter 2023. The yield on portfolio loans, as adjusted (excluding credit card loans), a non-GAAP measure, of 6.89% for the fourth quarter 2023 increased 13 basis points from 6.76% for the third quarter 2023. New portfolio loans (excluding credit card loans) originated in the fourth quarter 2023 totaled $91.1 million with a weighted average yield of 8.46% as compared to $98.9 million with a weighted average yield of 8.37% in the third quarter 2023.
•The average rate on interest-bearing liabilities increased 31 basis points compared to the third quarter 2023. Increases in average rates include money market accounts increasing 31 basis points to 4.16% and time deposits increasing 21 basis points to 4.72%, while average balances increased $24.7 million and $6.3 million, respectively, compared to the third quarter 2023. Further, the average rate on interest-bearing demand accounts increased 3 basis points to 0.18%, while the average balance decreased $20.0 million compared to the third quarter 2023.

Deposits - Total deposits at December 31, 2023 decreased by $72.0 million, or 3.7%, compared to September 30, 2023.
•Noninterest-bearing deposits of $617.4 million decreased $63.4 million, or 9.3%, compared to September 30, 2023. Interest-bearing deposits of $1.3 billion decreased $8.6 million, or 0.7%, compared to September 30, 2023 with a reduction in interest-bearing demand accounts of $29.7 million, money market accounts of $5.6 million and savings of $0.5 million while other time deposits increased $13.6 million. Brokered time deposits totaled $142.4 million at December 31, 2023, an increase of $13.7 million from September 30, 2023.
Cost of Interest-Bearing Liabilities - The elevated interest rate environment has driven up the average cost of interest-bearing liabilities to 3.68% for the quarter ended December 31, 2023, compared to 3.37% for the third quarter 2023.
•Average noninterest-bearing deposits of $622.9 million decreased $44.0 million, or 6.6%, compared to September 30, 2023, and represented 33.0% of total average deposits at December 31, 2023.
•Average borrowed funds of $41.8 million increased $6.9 million, or 19.7%, compared to September 30, 2023.
Robust Capital Positions - As of December 31, 2023, the Company reported a common equity tier 1 capital ratio of 15.43%, compared to 15.27% at September 30, 2023, and an allowance for credit losses to total loans ratio of 1.50%, compared to an allowance for credit losses to total loans ratio of 1.52% at September 30, 2023. Shares repurchased and retired during the three months ended December 31, 2023, as part of the Company's stock repurchase program, totaled 89,427 shares at an average price of $20.52, for a total cost of $1.8 million including commissions. Tangible book value per common share grew 4.5% to $18.31 at December 31, 2023 when compared to September 30, 2023. The Company did not have goodwill or other intangible assets during any of the periods presented and therefore, tangible book value per share is equal to book value per share.
Liquidity - Total sources of available borrowings at December 31, 2023 totaled $576.9 million, including available collateralized lines of credit of $463.7 million, unsecured lines of credit with other banks of $76.0 million and unpledged investment securities available as collateral for potential additional borrowings of $37.2 million.

Commercial Bank
Continued Portfolio Loan Growth - Portfolio loans, excluding credit cards, increased by $39.6 million, to $1.8 billion, gross, at December 31, 2023 compared to September 30, 2023.
Net Interest Income - Interest income of $31.0 million increased $0.5 million compared to $30.4 million for the third quarter 2023, driven primarily by loan growth. Interest expense of $11.9 million increased $1.1 million, driven by an increase in the average cost of interest-bearing liabilities in the fourth quarter 2023.
Credit Metrics - Nonperforming assets ("NPAs") increased 5 basis points to 0.72% of total assets at December 31, 2023 compared to 0.67% at September 30, 2023 as a result of an increase in nonaccrual loans at December 31, 2023 to $16.0 million compared to $15.2 million at September 30, 2023. Included in nonperforming assets is a single $7.6 million, multi-unit residential real estate loan as previously mentioned. At December 31, 2023 commercial real estate loans with office space exposure totaled $56.3 million, or 3.0% of total portfolio loans, with a weighted average loan-to-value ("LTV") of 49.5%. Included in the total are owner-occupied commercial real estate loans with office exposure totaling $42.8 million with a weighted average LTV of 48.2% and non owner-occupied commercial real estate loans with office exposure totaling $13.5 million with a weighted average LTV of 54.2%.
OpenSky®
Revenues - Total revenue of $19.0 million decreased $1.5 million from the third quarter 2023. Interest income of $15.0 million decreased $1.1 million from the third quarter 2023. Average OpenSky® loan balances, net of reserves and deferred fees of $114.6 million for the fourth quarter 2023, decreased $2.3 million, or 1.9%, compared to $116.8 million for the third quarter 2023. Noninterest income of $4.0 million decreased $0.4 million due to a decline in credit card fees as compared to the third quarter 2023.
Noninterest Expense - Total noninterest expense of $10.4 million decreased $0.3 million from the third quarter 2023. Noninterest expense declined in the fourth quarter 2023 due primarily to a reduction in data processing expense of $0.4 million primarily from processor rebates. During the fourth quarter 2023, the number of OpenSky® credit card accounts declined by 3,891 to 525,314.
Loan Balances - OpenSky® loan balances, net of reserves, of $123.3 million at December 31, 2023 increased by $0.8 million, or 0.7%, compared to $122.5 million at September 30, 2023. Corresponding deposit balances of $173.9 million at December 31, 2023 decreased $7.3 million, or 4.0%, compared to $181.2 million at September 30, 2023. Gross unsecured loan balances of $30.8 million at December 31, 2023 increased $3.4 million, or 12.4%, compared to $27.4 million at September 30, 2023.
OpenSky® Credit - Card delinquencies remained stable in the fourth quarter 2023 when compared to the third quarter 2023. The provision for credit losses increased $0.3 million compared to the third quarter 2023 as card balances, net of reserves, increased $0.8 million during the fourth quarter 2023 as compared to a decrease of $0.4 million during the third quarter 2023.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended			4Q23 vs 3Q23		4Q23 vs 4Q22
(in thousands except per share data)	December 31, 2023	September 30, 2023	December 31, 2022	$ Change	% Change	$ Change	% Change
Earnings Summary
Interest income	$46,969	$47,741	$41,348	$(772)	(1.6)%	$5,621	13.6%
Interest expense	12,080	10,931	6,149	1,149	10.5%	5,931	96.5%
Net interest income	34,889	36,810	35,199	(1,921)	(5.2)%	(310)	(0.9)%
Provision for credit losses	2,808	2,280	2,384	528	23.2%	424	17.8%
(Release of) provision for credit losses on unfunded commitments	(106)	24	—	(130)	(541.7)%	(106)	—%
Noninterest income	5,936	6,326	5,561	(390)	(6.2)%	375	6.7%
Noninterest expense	26,907	28,046	26,734	(1,139)	(4.1)%	173	0.6%
Income before income taxes	11,216	12,786	11,642	(1,570)	(12.3)%	(426)	(3.7)%
Income tax expense	2,186	2,998	2,651	(812)	(27.1)%	(465)	(17.5)%
Net income	$9,030	$9,788	$8,991	$(758)	(7.7)%	$39	0.4%

Pre-tax pre-provision net revenue ("PPNR") (1)	$13,918	$15,090	$14,026	$(1,172)	(7.8)%	$(108)	(0.8)%

Common Share Data
Earnings per share - Basic	$0.65	$0.70	$0.64	$(0.05)	(7.1)%	$0.01	1.6%
Earnings per share - Diluted	$0.65	$0.70	$0.62	$(0.05)	(7.1)%	$0.03	4.8%
Weighted average common shares - Basic	13,897	13,933	14,071
Weighted average common shares - Diluted	13,989	14,024	14,408

Return Ratios
Return on average assets (annualized)	1.63%	1.75%	1.67%
Return on average assets, excluding impact of SBA-PPP loans (annualized) (1)	1.63%	1.75%	1.67%
Return on average equity (annualized)	14.44%	16.00%	16.18%
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(1) Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (Continued)

	Year Ended
	December 31,
(in thousands except per share data)	2023	2022	$ Change	% Change
Earnings Summary
Interest income	$183,206	$150,646	$32,560	21.6%
Interest expense	41,680	10,039	31,641	315.2%
Net interest income	141,526	140,607	919	0.7%
Provision for credit losses	9,610	6,631	2,979	44.9%
(Release of) provision for credit losses on unfunded commitments	(101)	—	(101)	—%
Noninterest income	24,975	29,372	(4,397)	(15.0)%
Noninterest expense	110,767	109,114	1,653	1.5%
Income before income taxes	46,225	54,234	(8,009)	(14.8)%
Income tax expense	10,354	12,430	(2,076)	(16.7)%
Net income	$35,871	$41,804	$(5,933)	(14.2)%

Pre-tax pre-provision net revenue ("PPNR") (1)	$55,734	$60,865	$(5,131)	(8.4)%

Common Share Data
Earnings per share - Basic	$2.56	$2.98	$(0.42)	(14.1)%
Earnings per share - Diluted	$2.55	$2.91	$(0.36)	(12.4)%
Weighted average common shares - Basic	14,003	14,025
Weighted average common shares - Diluted	14,081	14,362

Return Ratios
Return on average assets (annualized)	1.64%	2.01%
Return on average assets, excluding impact of SBA-PPP loans (annualized) (1)	1.64%	1.87%
Return on average equity (annualized)	14.91%	19.68%
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (Continued)

	Quarter Ended			Quarter Ended
	December 31,			September 30,	June 30,	March 31,
(in thousands except per share data)	2023	2022	% Change	2023	2023	2022
Balance Sheet Highlights
Assets	$2,224,667	$2,123,655	4.8%	$2,272,484	$2,227,866	$2,245,286
Investment securities available for sale	208,329	252,481	(17.5)%	206,055	208,464	255,762
Mortgage loans held for sale	7,481	7,416	0.9%	4,843	10,146	9,620
SBA-PPP loans, net of fees	645	2,163	(70.2)%	750	1,090	2,037
Portfolio loans receivable (2)	1,902,643	1,728,592	10.1%	1,861,929	1,837,041	1,786,109
Allowance for credit losses	28,610	26,385	8.4%	28,279	27,495	26,216
Deposits	1,895,996	1,758,072	7.8%	1,967,988	1,934,361	1,944,374
FHLB borrowings	22,000	107,000	(79.4)%	22,000	22,000	32,000
Other borrowed funds	27,062	12,062	124.4%	12,062	12,062	12,062
Total stockholders' equity	254,860	224,015	13.8%	242,878	237,435	234,517
Tangible common equity (1)	254,860	224,015	13.8%	242,878	237,435	234,517

Common shares outstanding	13,923	14,139	(1.5)%	13,893	13,981	14,083
Book value per share	$18.31	$15.84	15.6%	$17.48	$16.98	$16.65
Tangible book value per share (1)	$18.31	$15.84	15.6%	$17.48	$16.98	$16.65
Dividends per share	$0.08	$0.06	33.3%	$0.08	$0.06	$0.06
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.
(2) Loans are reflected net of deferred fees and costs.

Operating Results - Comparison of Three Months Ended December 31, 2023 and 2022
For the three months ended December 31, 2023, net interest income of $34.9 million decreased slightly from $35.2 million in the same period in 2022. The net interest margin decreased 24 basis points to 6.40% for the three months ended December 31, 2023 from the same period in 2022 as interest income on credit card decreased $1.1 million. Net interest margin, excluding credit card and SBA-PPP loans, increased to 3.92% for the three months ended December 31, 2023, compared to 3.91% for the same period in 2022 as yields on interest-bearing deposits and portfolio loans generally kept pace with the rising costs of deposits, including money market accounts and time deposits.
For the three months ended December 31, 2023, average interest earning assets increased $60.8 million, or 2.9%, to $2.2 billion as compared to the same period in 2022, and the average yield on interest earning assets increased 81 basis points. Compared to the same period in the prior year, average interest-bearing liabilities increased $147.7 million, or 12.8%, and the average cost of interest-bearing liabilities increased to 3.68%, a 157 basis point increase from 2.11%.
For the three months ended December 31, 2023, the provision for credit losses was $2.8 million, an increase of $0.4 million from the same period in 2022. Net charge-offs for the three months ended December 31, 2023 were $2.5 million, or 0.53% on an annualized basis of average portfolio loans, compared to $2.1 million, or 0.49% on an annualized basis of average loans for the same period in 2022. The change in provision was partially due to a charge-off of $0.7 million in the fourth quarter 2023 of which $0.4 million was specifically reserved in the third quarter 2023 on a single multi-unit residential real estate loan secured by four properties with a balance of $7.6 million at December 31, 2023. This loan was classified as nonperforming in the first quarter of 2023. As of January 22, 2024, sales of three of the properties totaling $7.1 million are currently pending. Of the $2.5 million in net charge-offs during the quarter, $1.4 million related to secured and partially secured cards in the credit card portfolio and $0.4 million related to unsecured cards.
For the three months ended December 31, 2023, noninterest income of $5.9 million increased $0.4 million, or 6.7%, from the same period in 2022. Mortgage banking revenue of $1.2 million increased $0.6 million due to an increase in home loan sales. Credit card fees of $4.0 million decreased $0.3 million as the number of open customer accounts declined year over year, which resulted in lower interchange and other fee income.
Credit card loan balances, net of reserves, decreased by $5.1 million to $123.3 million as of December 31, 2023, from $128.4 million at December 31, 2022. The related deposit account balances decreased 7.2% to $173.9 million at December 31, 2023 when compared to $187.4 million at December 31, 2022, reflective of the reduction in the number of open customer accounts year over year.
The efficiency ratio for the three months ended December 31, 2023 was 65.91% compared to 65.59% for the three months ended December 31, 2022.
For the three months ended December 31, 2023, noninterest expense of $26.9 million increased slightly from $26.7 million for the same period in 2022. The change includes increases in advertising expense of $0.7 million and other operating expense of $0.6 million, partially offset by decreases in data processing expense of $0.6 million and professional fees of $0.5 million.

Operating Results - Comparison of Year Ended December 31, 2023 and 2022
For the year ended December 31, 2023, net interest income of $141.5 million increased $0.9 million from the same period in 2022, primarily due to increased average balances of $235.9 million in portfolio loans combined with a 71 basis point increase in yield for portfolio loans, offset by significant increases in the cost of funding. The net interest margin decreased 32 basis points to 6.60% for the year ended December 31, 2023 from the same period in 2022. Net interest margin, excluding credit card and SBA-PPP loans, was 3.96% for the year ended December 31, 2023, compared to 3.93% for the same period in 2022.
For the year ended December 31, 2023, average interest earning assets increased $112.0 million, or 5.5%, to $2.1 billion as compared to the same period in 2022, and the average yield on interest earning assets increased 113 basis points. Compared to the same period in the prior year, average interest-bearing liabilities increased $209.1 million, or 19.7%, while the average cost of interest-bearing liabilities increased 234 basis points to 3.29% from 0.95%.
For the year ended December 31, 2023, the provision for credit losses was $9.6 million, an increase of $3.0 million from the prior year, attributable primarily to the credit card portfolio. Net charge-offs for the year ended December 31, 2023 were $8.5 million, or 0.47% annualized of average portfolio loans, compared to $5.4 million, or 0.34% annualized of average portfolio loans, for the same period in 2022. The $8.5 million in net charge-offs during the year ended December 31, 2023 was comprised primarily of credit card portfolio net charge-offs, with $5.5 million related to secured and partially secured cards while $1.4 million was related to unsecured cards.
For the year ended December 31, 2023, noninterest income of $25.0 million decreased $4.4 million, or 15.0%, from the same period in 2022. The decrease was primarily driven by the decline in credit card fees of $4.7 million as the number of open customer accounts declined to 525,314 at December 31, 2023 from 533,855 year over year, which resulted in lower interchange and other fee income recognized compared to the prior year.
The efficiency ratio for the year ended December 31, 2023 was 66.53% compared to 64.19% for the year ended December 31, 2022.
For the year ended December 31, 2023, noninterest expense of $110.8 million increased $1.7 million, or 1.5%, from the same period in 2022. The increase was primarily driven by a $5.9 million, or 13.7%, increase in salaries and employee benefits and a $0.8 million, or 16.6%, increase in occupancy and equipment, partially offset by a $3.7 million, or 12.7%, decrease in data processing expense and a $1.7 million, or 15.8%, decrease in professional fees due to a reduction in third party consulting fees. The decrease in data processing expense was the result of a contract renegotiation entered into in the first quarter 2022 in the OpenSky® Division as well as fewer average open cards during the period.

Financial Condition
Total assets at December 31, 2023 were $2.2 billion, a decrease of $47.8 million, or 2.1%, from the balance at September 30, 2023 and an increase of $101.0 million, or 4.8%, from the balance at December 31, 2022. Net portfolio loans, which exclude mortgage loans held for sale and SBA-PPP loans, totaled $1.9 billion at December 31, 2023, an increase of $40.7 million, up 2.2% or 8.7% annualized, compared to September 30, 2023, and an increase of $174.1 million, or 10.1%, compared to $1.7 billion at December 31, 2022.
The Company recorded a provision for credit losses of $9.6 million during the year ended December 31, 2023, which increased the allowance for credit losses to $28.6 million, or 1.50% of total loans at December 31, 2023, representing an increase of $0.3 million over the balance at September 30, 2023. Nonperforming assets, which were comprised solely of nonperforming loans as of December 31, 2023, were $16.0 million, or 0.72% of total assets, up from $15.2 million, or 0.67% of total assets at September 30, 2023, and up from $9.8 million, or 0.46% of total assets at December 31, 2022. Included in nonperforming assets at December 31, 2023 is a single $7.6 million, multi-unit residential real estate loan, with respect to which $0.7 million was charged off in the fourth quarter 2023.
Deposits were $1.9 billion at December 31, 2023, a decrease of $72.0 million, or 3.7%, from the balance at September 30, 2023 and an increase of $137.9 million, or 7.8%, from the balance at December 31, 2022. Average deposits of $1.9 billion for the three months ended December 31, 2023 decreased $33.4 million, or 1.7%, as compared to the three months ended September 30, 2023. Rising interest rates have resulted in some customers moving balances from noninterest-bearing deposit accounts to interest-bearing deposit accounts. As a result of the migration, average noninterest-bearing deposit balances decreased $112.5 million to $622.9 million as of December 31, 2023, as compared to December 31, 2022. Noninterest-bearing deposits represented 32.6% of total deposits at December 31, 2023 compared to 38.4% at December 31, 2022. Uninsured deposits were approximately $789.4 million as of December 31, 2023, representing 41.6% of the Company's deposit portfolio, compared to $857.7 million, or 43.6%, at September 30, 2023, and $784.6 million, or 44.6%, at December 31, 2022.
Stockholders’ equity increased to $254.9 million as of December 31, 2023, compared to $242.9 million at September 30, 2023 and $224.0 million at December 31, 2022. Shares repurchased and retired for the year ended December 31, 2023 as part of the Company's stock repurchase program totaled 475,346 shares at an average price of $18.12, for a total cost of $8.8 million including commissions. As of December 31, 2023, the Bank's capital ratios continued to exceed the regulatory requirements for a “well-capitalized” institution.

Consolidated Statements of Income (Unaudited)
	Three Months Ended					Year Ended
(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Interest income
Loans, including fees	$45,109	$45,385	$42,991	$41,275	$38,763	$174,760	$144,408
Investment securities available for sale	1,083	1,089	1,266	1,377	1,402	4,815	3,912
Federal funds sold and other	777	1,267	823	764	1,183	3,631	2,326
Total interest income	46,969	47,741	45,080	43,416	41,348	183,206	150,646

Interest expense
Deposits	11,759	10,703	9,409	7,754	4,377	39,625	7,611
Borrowed funds	321	228	331	1,175	1,772	2,055	2,428
Total interest expense	12,080	10,931	9,740	8,929	6,149	41,680	10,039

Net interest income	34,889	36,810	35,340	34,487	35,199	141,526	140,607
Provision for credit losses	2,808	2,280	2,862	1,660	2,384	9,610	6,631
(Release of) provision for credit losses on unfunded commitments	(106)	24	—	(19)	—	(101)	—
Net interest income after provision for credit losses	32,187	34,506	32,478	32,846	32,815	132,017	133,976

Noninterest income
Service charges on deposits	240	250	245	229	222	964	767
Credit card fees	3,970	4,387	4,706	4,210	4,314	17,273	21,972
Mortgage banking revenue	1,166	1,243	1,332	1,155	554	4,896	4,866
Other income	560	446	404	432	471	1,842	1,767
Total noninterest income	5,936	6,326	6,687	6,026	5,561	24,975	29,372

Noninterest expenses
Salaries and employee benefits	11,638	12,419	12,143	12,554	11,769	48,754	42,898
Occupancy and equipment	1,573	1,351	1,536	1,213	1,388	5,673	4,865
Professional fees	1,930	2,358	2,608	2,374	2,426	9,270	11,012
Data processing	6,128	6,469	6,559	6,530	6,697	25,686	29,418
Advertising	1,433	1,565	2,646	517	726	6,161	6,220
Loan processing	198	426	660	349	350	1,633	1,702
Foreclosed real estate expenses, net	—	1	—	6	—	7	(183)
Other operating	4,007	3,457	3,440	2,679	3,378	13,583	13,182
Total noninterest expenses	26,907	28,046	29,592	26,222	26,734	110,767	109,114
Income before income taxes	11,216	12,786	9,573	12,650	11,642	46,225	54,234
Income tax expense	2,186	2,998	2,255	2,915	2,651	10,354	12,430
Net income	$9,030	$9,788	$7,318	$9,735	$8,991	$35,871	$41,804

Consolidated Balance Sheets
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
(in thousands except share data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Assets
Cash and due from banks	$14,513	$13,767	$18,619	$14,477	$19,963
Interest-bearing deposits at other financial institutions	39,044	130,428	100,343	125,448	39,764
Federal funds sold	407	1,957	376	462	20,688
Total cash and cash equivalents	53,964	146,152	119,338	140,387	80,415
Investment securities available for sale	208,329	206,055	208,464	255,762	252,481
Restricted investments	4,353	4,340	3,803	4,215	7,362
Loans held for sale	7,481	4,843	10,146	9,620	7,416
U.S. Small Business Administration (“SBA”) Payroll Protection Program (“PPP”) loans receivable, net of fees and costs	645	750	1,090	2,037	2,163
Portfolio loans receivable, net of deferred fees and costs	1,902,643	1,861,929	1,837,041	1,786,109	1,728,592
Less allowance for credit losses	(28,610)	(28,279)	(27,495)	(26,216)	(26,385)
Total portfolio loans held for investment, net	1,874,033	1,833,650	1,809,546	1,759,893	1,702,207
Premises and equipment, net	5,069	5,297	5,494	5,367	3,386
Accrued interest receivable	11,494	11,231	10,155	9,985	9,489
Deferred tax asset	12,252	13,644	13,616	12,898	13,777
Bank owned life insurance	37,711	37,315	37,041	36,781	36,524
Other assets	9,336	9,207	9,173	8,341	8,435
Total assets	$2,224,667	$2,272,484	$2,227,866	$2,245,286	$2,123,655

Liabilities
Deposits
Noninterest-bearing	$617,373	$680,803	$693,129	$705,801	$674,313
Interest-bearing	1,278,623	1,287,185	1,241,232	1,238,573	1,083,759
Total deposits	1,895,996	1,967,988	1,934,361	1,944,374	1,758,072
Federal Home Loan Bank advances	22,000	22,000	22,000	32,000	107,000
Other borrowed funds	27,062	12,062	12,062	12,062	12,062
Accrued interest payable	5,583	5,204	3,029	1,977	1,031
Other liabilities	19,166	22,352	18,979	20,356	21,475
Total liabilities	1,969,807	2,029,606	1,990,431	2,010,769	1,899,640

Stockholders' equity
Common stock	139	139	140	141	141
Additional paid-in capital	54,473	54,549	55,856	57,277	58,190
Retained earnings	213,345	206,033	197,490	191,058	182,435
Accumulated other comprehensive loss	(13,097)	(17,843)	(16,051)	(13,959)	(16,751)
Total stockholders' equity	254,860	242,878	237,435	234,517	224,015
Total liabilities and stockholders' equity	$2,224,667	$2,272,484	$2,227,866	$2,245,286	$2,123,655

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended December 31, 2023			Three Months Ended September 30, 2023			Three Months Ended December 31, 2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$65,336	$680	4.13%	$87,112	$1,183	5.39%	$111,404	$1,006	3.58%
Federal funds sold	1,574	21	5.29	1,134	15	5.25	4,054	35	3.41
Investment securities available for sale	223,132	1,083	1.93	229,731	1,089	1.88	292,117	1,402	1.90
Restricted investments	4,518	76	6.67	4,058	69	6.75	10,111	142	5.57
Loans held for sale	4,601	83	7.16	6,670	111	6.60	6,062	88	5.74
SBA-PPP loans receivable	699	4	2.27	906	11	4.82	2,435	28	4.59
Portfolio loans receivable(2)(3)	1,862,599	45,022	9.59	1,846,866	45,263	9.72	1,675,434	38,647	9.15
Total interest earning assets	2,162,459	46,969	8.62	2,176,477	47,741	8.70	2,101,617	41,348	7.81
Noninterest earning assets	40,020			44,640			34,539
Total assets	$2,202,479			$2,221,117			$2,136,156

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$195,539	90	0.18	$215,527	71	0.13	$218,518	61	0.11
Savings	5,184	2	0.15	5,582	3	0.21	8,261	1	0.05
Money market accounts	680,697	7,139	4.16	655,990	6,373	3.85	552,185	3,016	2.17
Time deposits	380,731	4,528	4.72	374,429	4,256	4.51	177,346	1,299	2.91
Borrowed funds	41,823	321	3.05	34,932	228	2.59	199,982	1,772	3.52
Total interest-bearing liabilities	1,303,974	12,080	3.68	1,286,460	10,931	3.37	1,156,292	6,149	2.11
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	27,529			25,047			23,941
Noninterest-bearing deposits	622,941			666,939			735,416
Stockholders’ equity	248,035			242,671			220,507
Total liabilities and stockholders’ equity	$2,202,479			$2,221,117			$2,136,156

Net interest spread			4.94%			5.33%			5.70%
Net interest income		$34,889			$36,810			$35,199
Net interest margin(4)			6.40%			6.71%			6.64%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, collectively, portfolio loans yield excluding credit card loans was 6.89%, 6.76% and 5.86%, respectively.
(4)For the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, collectively, SBA-PPP loans and credit card loans accounted for 248, 266 and 273 basis points of the reported net interest margin, respectively.

	Year Ended December 31,
	2023			2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$70,407	$3,211	4.56%	$156,751	$2,007	1.28%
Federal funds sold	1,597	74	4.63	2,959	44	1.49
Investment securities available for sale	245,466	4,815	1.96	248,869	3,912	1.57
Restricted investments	5,016	346	6.90	5,475	275	5.02
Loans held for sale	5,755	382	6.64	9,696	435	4.49
SBA-PPP loans receivable	1,373	30	2.18	29,831	3,477	11.66
Portfolio loans receivable(2)(3)	1,815,595	174,348	9.60	1,579,661	140,496	8.89
Total interest earning assets	2,145,209	183,206	8.54	2,033,242	150,646	7.41
Noninterest earning assets	43,090			44,559
Total assets	$2,188,299			$2,077,801

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$201,194	298	0.15	$253,923	174	0.07
Savings	5,768	8	0.14	8,917	5	0.06
Money market accounts	642,013	23,510	3.66	553,388	4,529	0.82
Time deposits	360,464	15,809	4.39	165,854	2,903	1.75
Borrowed funds	59,302	2,055	3.47	77,556	2,428	3.13
Total interest-bearing liabilities	1,268,741	41,680	3.29	1,059,638	10,039	0.95
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	24,026			23,797
Noninterest-bearing deposits	655,013			781,971
Stockholders’ equity	240,519			212,395
Total liabilities and stockholders’ equity	$2,188,299			$2,077,801

Net interest spread			5.25%			6.46%
Net interest income		$141,526			$140,607
Net interest margin(4)			6.60%			6.92%
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the years ended December 31, 2023 and 2022, collectively, portfolio loans yield excluding credit card loans was 6.66% and 5.31%, respectively.
(4)For the years ended December 31, 2023 and 2022, collectively, SBA-PPP loans and credit card loans accounted for 264 and 299 basis points of the reported net interest margin, respectively.

The Company’s reportable segments represent business units with discrete financial information whose results are regularly reviewed by management. The four segments include Commercial Banking, Capital Bank Home Loans (the Company’s mortgage loan division), OpenSky® (the Company’s credit card division) and the Corporate Office. The following schedule presents financial information for each reportable segment for the year ended December 31, 2023 and December 31, 2022.

Segments
For the three months ended December 31, 2023
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$30,957	$83	$15,035	$964	$(70)	$46,969
Interest expense	11,884	31	—	235	(70)	12,080
Net interest income	19,073	52	15,035	729	—	34,889
Provision (release of provision) for credit losses	691	—	2,125	(8)	—	2,808
Release of credit losses on unfunded commitments	(106)	—	—	—	—	(106)
Net interest income after provision	18,488	52	12,910	737	—	32,187
Noninterest income	773	1,166	3,996	1	—	5,936
Noninterest expense(1)	15,135	1,437	10,378	(43)	—	26,907
Net income (loss) before taxes	$4,126	$(219)	$6,528	$781	$—	$11,216

Total assets	$2,050,436	$8,589	$117,477	$276,831	$(228,666)	$2,224,667

For the three months ended September 30, 2023
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$30,409	$111	$16,143	$1,162	$(84)	$47,741
Interest expense	10,736	32	—	247	(84)	10,931
Net interest income	19,673	79	16,143	915	—	36,810
Provision for credit losses	275	—	1,875	130	—	2,280
Provision for credit losses on unfunded commitments	24	—	—	—	—	24
Net interest income after provision	19,374	79	14,268	785	—	34,506
Noninterest income	665	1,255	4,405	1	—	6,326
Noninterest expense(1)	15,784	1,502	10,637	123	—	28,046
Net income (loss) before taxes	$4,255	$(168)	$8,036	$663	$—	$12,786

Total assets	$2,102,749	$5,280	$116,318	$264,950	$(216,813)	$2,272,484

For the three months ended December 31, 2022
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$24,389	$88	$16,035	$891	$(55)	$41,348
Interest expense	5,990	33	—	181	(55)	6,149
Net interest income	18,399	55	16,035	710	—	35,199
Provision for loan losses	—	—	2,384	—	—	2,384
Net interest income after provision	18,399	55	13,651	710	—	32,815
Noninterest income	550	696	4,314	1	—	5,561
Noninterest expense(1)	13,811	2,085	10,724	114	—	26,734
Net income (loss) before taxes	$5,138	$(1,334)	$7,241	$597	$—	$11,642

Total assets	$1,939,601	$7,936	$122,418	$245,399	$(191,699)	$2,123,655
________________________
(1)     Noninterest expense includes $5.7 million, $6.1 million and $6.1 million in data processing expense in OpenSky’s® segment for the three months ended December 31, 2023 September 30, 2023, and December 31, 2022, respectively.
(2)    The Corporate segment invests idle cash in revenue-producing assets including interest-bearing cash accounts, loan participations and other appropriate investments for the Company.

Segments
For the year ended December 31, 2023
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$116,408	$382	$62,476	$4,238	$(298)	$183,206
Interest expense	40,896	135	—	947	(298)	41,680
Net interest income	75,512	247	62,476	3,291	—	141,526
Provision for credit losses	1,540	—	7,948	122	—	9,610
Release of credit losses on unfunded commitments	(101)	—	—	—	—	(101)
Net interest income after provision	74,073	247	54,528	3,169	—	132,017
Noninterest income	2,737	4,909	17,325	4	—	24,975
Noninterest expense(1)	61,836	6,001	42,524	406	—	110,767
Net income (loss) before taxes	$14,974	$(845)	$29,329	$2,767	$—	$46,225

Total assets	$2,050,436	$8,589	$117,477	$276,831	$(228,666)	$2,224,667

For the year ended December 31, 2022
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$82,182	$435	$64,859	$3,349	$(179)	$150,646
Interest expense	9,245	218	—	755	(179)	10,039
Net interest income	72,937	217	64,859	2,594	—	140,607
Provision (release of provision) for loan losses	(980)	—	7,611	—	—	6,631
Net interest income after provision	73,917	217	57,248	2,594	—	133,976
Noninterest income	2,122	5,276	21,972	2	—	29,372
Noninterest expense(1)	52,552	8,450	47,647	465	—	109,114
Net income (loss) before taxes	$23,487	$(2,957)	$31,573	$2,131	$—	$54,234

Total assets	$1,939,601	$7,936	$122,418	$245,399	$(191,699)	$2,123,655
(1)     Noninterest expense includes $23.7 million and $27.0 million in data processing expense in OpenSky’s® segment for the years ended December 31, 2023 and 2022, respectively.
(2)    The Corporate segment invests idle cash in revenue-producing assets including interest-bearing cash accounts, loan participations and other appropriate investments for the Company.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(in thousands except per share data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Earnings:
Net income	$9,030	$9,788	$7,318	$9,735	$8,991
Earnings per common share, diluted	0.65	0.70	0.52	0.68	0.62
Net interest margin	6.40%	6.71%	6.63%	6.65%	6.64%
Net interest margin, excluding credit cards & SBA-PPP loans (1)	3.92%	4.05%	4.06%	3.81%	3.91%
Return on average assets(2)	1.63%	1.75%	1.34%	1.84%	1.67%
Return on average assets, excluding impact of SBA-PPP loans (1)(2)	1.63%	1.75%	1.34%	1.84%	1.67%
Return on average equity(2)	14.44%	16.00%	12.30%	16.98%	16.18%
Efficiency ratio	65.91%	65.02%	70.41%	64.73%	65.59%

Balance Sheet:
Total portfolio loans receivable, net deferred fees	$1,902,643	$1,861,929	$1,837,041	$1,786,109	$1,728,592
Total deposits	1,895,996	1,967,988	1,934,361	1,944,374	1,758,072
Total assets	2,224,667	2,272,484	2,227,866	2,245,286	2,123,655
Total stockholders' equity	254,860	242,878	237,435	234,517	224,015
Total average portfolio loans receivable, net deferred fees	1,862,599	1,846,866	1,800,800	1,750,539	1,675,434
Total average deposits	1,885,092	1,918,467	1,881,380	1,771,024	1,691,726
Portfolio loans-to-deposit ratio (period-end balances)	100.35%	94.61%	94.97%	91.86%	98.32%
Portfolio loans-to-deposit ratio (average balances)	98.81%	96.27%	95.72%	98.84%	99.04%

Asset Quality Ratios:
Nonperforming assets to total assets	0.72%	0.67%	0.71%	0.73%	0.46%
Nonperforming assets to total assets, excluding the SBA-PPP loans (1)	0.72%	0.67%	0.71%	0.73%	0.46%
Nonperforming loans to total loans	0.84%	0.82%	0.85%	0.91%	0.56%
Nonperforming loans to portfolio loans (1)	0.84%	0.82%	0.86%	0.91%	0.56%
Net charge-offs to average portfolio loans (1)(2)	0.53%	0.38%	0.35%	0.61%	0.49%
Allowance for credit losses to total loans	1.50%	1.52%	1.50%	1.47%	1.52%
Allowance for credit losses to portfolio loans (1)	1.50%	1.52%	1.50%	1.47%	1.53%
Allowance for credit losses to non-performing loans	178.34%	185.61%	175.03%	160.91%	270.46%

Bank Capital Ratios:
Total risk based capital ratio	14.81%	14.51%	14.08%	14.09%	14.21%
Tier 1 risk based capital ratio	13.56%	13.25%	12.82%	12.84%	12.95%
Leverage ratio	10.51%	10.04%	9.77%	9.78%	9.47%
Common equity Tier 1 capital ratio	13.56%	13.25%	12.82%	12.84%	12.95%
Tangible common equity	9.91%	9.08%	8.93%	8.79%	8.85%
Holding Company Capital Ratios:
Total risk based capital ratio	17.38%	17.11%	16.81%	16.75%	16.33%
Tier 1 risk based capital ratio	15.55%	15.27%	14.96%	14.90%	15.13%
Leverage ratio	12.14%	11.62%	11.50%	11.47%	11.24%
Common equity Tier 1 capital ratio	15.43%	15.27%	14.96%	14.90%	15.00%
Tangible common equity	11.71%	10.69%	10.66%	10.44%	10.55%

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(in thousands except per share data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Composition of Loans:
SBA-PPP loans, net	$645	$750	$1,090	$2,037	$2,163
Commercial real estate, non owner-occupied	$351,116	$350,637	$348,892	$348,047	$351,423
Commercial real estate, owner-occupied	$307,911	$305,802	$311,972	$299,966	$300,809
Residential real estate	573,104	558,147	555,133	545,899	484,735
Construction real estate	290,108	280,905	258,400	251,494	238,099
Commercial and industrial	238,548	236,782	233,598	221,258	220,221
Lender finance	11,085	—	—	—	—
Business equity lines of credit	14,117	14,155	13,277	12,205	12,319
Credit card, net of reserve(3)	123,331	122,533	122,925	112,860	128,434
Other consumer loans	950	948	1,187	1,578	1,179
Portfolio loans receivable	$1,910,270	$1,869,909	$1,845,384	$1,793,307	$1,737,219
Deferred origination fees, net	(7,627)	(7,980)	(8,343)	(7,198)	(8,627)
Portfolio loans receivable, net	$1,902,643	$1,861,929	$1,837,041	$1,786,109	$1,728,592

Composition of Deposits:
Noninterest-bearing	$617,373	$680,803	$693,129	$705,801	$674,313
Interest-bearing demand	199,308	229,035	243,095	219,685	207,836
Savings	5,211	5,686	5,816	5,835	7,530
Money markets	663,129	668,774	631,148	632,087	574,978
Brokered time deposits	142,356	128,665	128,665	181,820	131,819
Other time deposits	268,619	255,025	232,508	199,146	161,596
Total deposits	$1,895,996	$1,967,988	$1,934,361	$1,944,374	$1,758,072

Capital Bank Home Loan Metrics:
Origination of loans held for sale	$45,152	$50,023	$61,480	$44,448	$43,956
Mortgage loans sold	34,140	39,364	49,231	40,483	43,415
Gain on sale of loans	1,015	1,011	1,262	1,223	912
Purchase volume as a % of originations	89.99%	92.29%	93.12%	90.72%	88.94%
Gain on sale as a % of loans sold(4)	2.97%	2.57%	2.56%	3.02%	2.10%
Mortgage commissions	$465	$528	$621	$378	$451

OpenSky® Portfolio Metrics:
Open customer accounts	525,314	529,205	540,058	527,231	533,855
Secured credit card loans, gross	$95,300	$98,138	$100,218	$89,078	$104,157
Unsecured credit card loans, gross	30,817	27,430	25,254	25,782	26,795
Noninterest secured credit card deposits	173,857	181,185	186,566	184,809	187,412
_______________
(1)Refer to Appendix for reconciliation of non-GAAP measures.
(2)Annualized.
(3)Credit card loans are presented net of reserve for interest and fees.
(4)Gain on sale percentage is calculated as gain on sale of loans divided by mortgage loans sold.

Appendix

Reconciliation of Non-GAAP Measures

The Company has presented the following non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company’s results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Company evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Investors should recognize that the Company’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its condensed consolidated financial statements in their entirety.

Appendix

Reconciliation of Non-GAAP Measures

Return on Average Assets, as Adjusted	Quarter Ended
(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Net Income	$9,030	$9,788	$7,318	$9,735	$8,991
Less: SBA-PPP Loan Income	4	11	7	8	28
Net Income, as Adjusted	$9,026	$9,777	$7,311	$9,727	$8,963
Average Total Assets	2,202,479	2,221,117	2,184,351	2,144,249	2,136,156
Less: Average SBA-PPP Loans	699	906	1,808	2,099	2,435
Average Total Assets, as Adjusted	$2,201,780	$2,220,211	$2,182,543	$2,142,150	$2,133,721
Return on Average Assets, as Adjusted	1.63%	1.75%	1.34%	1.84%	1.67%

Return on Average Assets, as Adjusted	Year Ended
(in thousands)	December 31, 2023	December 31, 2022

Net Income	$35,871	$41,804
Less: SBA-PPP Loan Income	30	3,477
Net Income, as Adjusted	$35,841	$38,327
Average Total Assets	2,188,299	2,077,801
Less: Average SBA-PPP Loans	1,373	29,831
Average Total Assets, as Adjusted	$2,186,926	$2,047,970
Return on Average Assets, as Adjusted	1.64%	1.87%

Net Interest Margin, as Adjusted	Quarter Ended
(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Net Interest Income	$34,889	$36,810	$35,340	$34,487	$35,199
Less: Credit Card Loan Income	14,677	15,792	14,818	15,809	15,717
Less: SBA-PPP Loan Income	4	11	7	8	28
Net Interest Income, as Adjusted	$20,208	$21,007	$20,515	$18,670	$19,454
Average Interest Earning Assets	2,162,459	2,176,477	2,136,936	2,103,984	2,101,617
Less: Average Credit Card Loans	114,551	116,814	110,574	115,850	124,120
Less: Average SBA-PPP Loans	699	906	1,808	2,099	2,435
Total Average Interest Earning Assets, as Adjusted	$2,047,209	$2,058,757	$2,024,554	$1,986,035	$1,975,062
Net Interest Margin, as Adjusted	3.92%	4.05%	4.06%	3.81%	3.91%

Net Interest Margin, as Adjusted	Year Ended
(in thousands)	December 31, 2023	December 31, 2022

Net Interest Income	$141,526	$140,607
Less: Credit Card Loan Income	61,096	63,348
Less: SBA-PPP Loan Income	30	3,477
Net Interest Income, as Adjusted	$80,400	$73,782
Average Interest Earning Assets	2,145,209	2,033,242
Less: Average Credit Card Loans	114,450	126,473
Less: Average SBA-PPP Loans	1,373	29,831
Total Average Interest Earning Assets, as Adjusted	$2,029,386	$1,876,938
Net Interest Margin, as Adjusted	3.96%	3.93%

Appendix

Reconciliation of Non-GAAP Measures

Portfolio Loans Receivable Yield, as Adjusted	Quarter Ended
(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Portfolio Loans Receivable Interest Income	$45,022	$45,263	$42,872	$41,191	$38,647
Less: Credit Card Loan Income	14,677	15,792	14,818	15,809	15,717
Portfolio Loans Receivable Interest Income, as Adjusted	$30,345	$29,471	$28,054	$25,382	$22,930
Average Portfolio Loans Receivable	1,862,599	1,846,866	1,800,800	1,750,539	1,675,434
Less: Average Credit Card Loans	114,551	116,814	110,574	115,850	124,120
Total Average Portfolio Loans Receivable, as Adjusted	$1,748,048	$1,730,052	$1,690,226	$1,634,689	$1,551,314
Portfolio Loans Receivable Yield, as Adjusted	6.89%	6.76%	6.66%	6.30%	5.86%

Portfolio Loans Receivable Yield, as Adjusted	Year Ended
(in thousands)	December 31, 2023	December 31, 2022

Portfolio Loans Receivable Interest Income	$174,348	$140,496
Less: Credit Card Loan Income	61,096	63,348
Portfolio Loans Receivable Interest Income, as Adjusted	$113,252	$77,148
Average Portfolio Loans Receivable	1,815,595	1,579,661
Less: Average Credit Card Loans	114,450	126,473
Total Average Portfolio Loans Receivable, as Adjusted	$1,701,145	$1,453,188
Portfolio Loans Receivable Yield, as Adjusted	6.66%	5.31%

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Quarter Ended
(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Net Income	$9,030	$9,788	$7,318	$9,735	$8,991
Add: Income Tax Expense	2,186	2,998	2,255	2,915	2,651
Add: Provision for Credit Losses	2,808	2,280	2,862	1,660	2,384
Add: (Release of) Provision for Credit Losses on Unfunded Commitments	(106)	24	—	(19)	—
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$13,918	$15,090	$12,435	$14,291	$14,026

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Year Ended
(in thousands)	December 31, 2023	December 31, 2022

Net Income	$35,871	$41,804
Add: Income Tax Expense	10,354	12,430
Add: Provision for Credit Losses	9,610	6,631
Add: Release of Credit Losses on Unfunded Commitments	(101)	—
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$55,734	$60,865

Allowance for Credit Losses to Total Portfolio Loans	Quarter Ended
(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Allowance for Credit Losses	$28,610	$28,279	$27,495	$26,216	$26,385
Total Loans	1,903,288	1,862,679	1,838,131	1,788,146	1,730,755
Less: SBA-PPP Loans	645	750	1,090	2,037	2,163
Total Portfolio Loans	$1,902,643	$1,861,929	$1,837,041	$1,786,109	$1,728,592
Allowance for Credit Losses to Total Portfolio Loans	1.50%	1.52%	1.50%	1.47%	1.53%

Appendix

Reconciliation of Non-GAAP Measures

Nonperforming Assets to Total Assets, net SBA-PPP Loans	Quarter Ended
(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Total Nonperforming Assets	$16,042	$15,236	$15,709	$16,293	$9,756
Total Assets	2,224,667	2,272,484	2,227,866	2,245,286	2,123,655
Less: SBA-PPP Loans	645	750	1,090	2,037	2,163
Total Assets, net SBA-PPP Loans	$2,224,022	$2,271,734	$2,226,776	$2,243,249	$2,121,492
Nonperforming Assets to Total Assets, net SBA-PPP Loans	0.72%	0.67%	0.71%	0.73%	0.46%

Nonperforming Loans to Total Portfolio Loans	Quarter Ended
(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Total Nonperforming Loans	$16,042	$15,236	$15,709	$16,293	$9,756
Total Loans	1,903,288	1,862,679	1,838,131	1,788,146	1,730,755
Less: SBA-PPP Loans	645	750	1,090	2,037	2,163
Total Portfolio Loans	$1,902,643	$1,861,929	$1,837,041	$1,786,109	$1,728,592
Nonperforming Loans to Total Portfolio Loans	0.84%	0.82%	0.86%	0.91%	0.56%

Net Charge-offs to Average Portfolio Loans	Quarter Ended
(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Total Net Charge-offs	$2,477	$1,780	$1,583	$2,633	$2,090
Total Average Loans	1,863,298	1,847,772	1,802,608	1,752,638	1,677,869
Less: Average SBA-PPP Loans	699	906	1,808	2,099	2,435
Total Average Portfolio Loans	$1,862,599	$1,846,866	$1,800,800	$1,750,539	$1,675,434
Net Charge-offs to Average Portfolio Loans	0.53%	0.38%	0.35%	0.61%	0.49%

Net Charge-offs to Average Portfolio Loans	Year Ended
(in thousands)	December 31, 2023	December 31, 2022

Total Net Charge-offs	$8,473	$5,427
Total Average Loans	1,816,968	1,609,492
Less: Average SBA-PPP Loans	1,373	29,831
Total Average Portfolio Loans	$1,815,595	$1,579,661
Net Charge-offs to Average Portfolio Loans	0.47%	0.34%

Tangible Book Value per Share	Quarter Ended
(in thousands, except per share amounts)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Total Stockholders' Equity	$254,860	$242,878	$237,435	$234,517	$224,015
Less: Preferred Equity	—	—	—	—	—
Less: Intangible Assets	—	—	—	—	—
Tangible Common Equity	$254,860	$242,878	$237,435	$234,517	$224,015
Period End Shares Outstanding	13,922,532	13,893,083	13,981,414	14,082,657	14,138,829
Tangible Book Value per Share	$18.31	$17.48	$16.98	$16.65	$15.84

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. The Company’s wholly-owned subsidiary, Capital Bank, N.A., is the fourth largest bank headquartered in Maryland at December 31, 2023. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in four locations in the greater Washington, D.C. and Baltimore, Maryland markets. Capital Bancorp had assets of approximately $2.2 billion at December 31, 2023 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.  Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing wars in Ukraine and in the Middle East; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; any failure to adequately manage the transition from USD LIBOR as a reference rate; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; climate change, including any enhanced regulatory, compliance, credit and reputational risks and costs; and other factors that may affect our future results.

These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Jay Walker (301) 468-8848 x1223
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com